Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1/A, of our report dated February 25, 2011, relating to the audited financial statements of Monte Resources Inc., and to the reference to our Firm under the caption "Interests of Named Experts and Council" appearing in the Prospectus.


/s/ Madsen & Associates CPA's, Inc.
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Madsen & Associates CPA's, Inc.
Salt Lake City, Utah
June 29, 2011